Exhibit 99.2

Contacts:
Media	Investors
Tom Fitzgerald	Mike Salop
+1-720-332-4374	+1-720-332-8276
tom.fitzgerald@westernunion.com	mike.salop@westernunion.com

Western Union to Acquire Travelex Global Business Payments

Provides Western Union a Leading Position in Business-to-Business Payments,

A Growing Market and One of Company’s Three Strategic Growth Areas

Englewood, Colo., and London, U.K., July 5, 2011 – The Western Union Company (NYSE:WU) today announced it has signed an agreement with Travelex Holdings Limited to acquire the Travelex Global Business Payments division, a leading specialist provider of international business payments, for £606 million in cash.

Travelex Global Business Payments (TGBP) conducts business payments annually for 35,000 customers in 14 countries. The division provides international payments services to business clients, namely small and medium-sized enterprises (SME’s), corporations, and third party distribution partners including over 500 financial institutions. Projected 2011 revenues for TGBP are approximately £150 million, with a normalized EBITDA margin of approximately 30 percent.

In combination with Western Union’s existing Business Solutions business, the acquisition will give Western Union a leading position in the large and growing international business payments market, which has been driven by rapid growth in cross-border trade. Global SME cross-border payments revenues alone are estimated at $24 billion (based on McKinsey and Company estimates), which Western Union believes is similar in size to the consumer cross-border remittance market.

Hikmet Ersek, President and CEO of Western Union, said, “The acquisition of Custom House in 2009 gave us an entry into the business-to-business cross-border payments market, and Travelex Global Business Payments provides us immediate scale, further reach, and added capabilities. We are excited to welcome Travelex Global Business Payments customers and employees to the Western Union family.”

Peter Jackson, Chief Executive of Travelex, said, “I am delighted that we have reached agreement with Western Union, who will benefit from TGBP’s expertise and customer franchise while providing TGBP with significant opportunities for continued growth.”

The combination of Western Union Business Solutions and Travelex Global Business Payments will provide immediate presence in 16 countries with the ability to leverage TGBP’s business-to-business expertise, distribution, and product and functionality platforms with Western Union’s brand, existing Business Solutions operations, global infrastructure and relationships, and financial strength.

Western Union plans to accelerate growth for the combined business by utilizing the enhanced capabilities and resources to drive further geographic expansion, gain access to new customers and segments, introduce the TGBP third party distribution capabilities to Western Union’s financial institution relationships, and leverage the Western Union agent network for distribution in certain markets.

Hikmet Ersek added, “Western Union remains focused on three key strategic growth areas: consumer money transfer, business-to-business payments, and stored value / prepaid. Our consumer money transfer business is strong and growing. Stored value is in the early stages of development both in the U.S. and globally, and we believe our brand and network position us well for long-term success. In business-to-business payments, the combination of Travelex Global Business Payments and Western Union Business Solutions gives us a strong foundation in a growing and largely underserved market, and provides us the opportunity to drive additional growth for years to come.”

Western Union expects the combined TGBP / Western Union Business Solutions revenue to grow at an approximately 10% CAGR over the next three years, with accelerated longer-term growth and margin expansion opportunities once integration activities have been completed. Integration expenses are anticipated to be approximately $70 million over 2 years, with synergy savings of approximately $30 million annually after full integration (estimates are based on current exchange rates). The company expects acquisition related non-cash amortization expense from the transaction of approximately $40 million annually beginning in 2012.

The TGBP acquisition is anticipated to be dilutive to Western Union’s GAAP EPS by approximately $0.02 in 2011 and approximately $0.04 in 2012 due to deal and integration costs and non-cash amortization expense (the acquisition is expected to be cash accretive in 2012). The acquisition is expected to be accretive to 2013 GAAP EPS by approximately $0.04.

The transaction is subject to regulatory approvals and satisfaction of closing conditions, and is expected to close in late 2011. The cash acquisition will be funded by Western Union’s existing cash balances, with funding primarily sourced from international cash.

Investor and Analyst Conference Call

Western Union will host a conference call and webcast at 9:00 a.m. Eastern Time today. To listen to the conference call live via telephone, dial 800-591-6945 (U.S.) or +1-617-614-4911 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 53006181.

The conference call will be available via webcast at http://ir.westernunion.com. Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A replay of the call will be available approximately two hours after the call ends through July 13, 2011, at 888-286-8010 (U.S.) or +1-617-801-6888 (outside the U.S.). The pass code is 60767351. A webcast replay will be available at http://ir.westernunion.com for the same time period.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Financial Advisors

Morgan Stanley & Co. LLC served as the financial advisor to Western Union and Lazard Frères & Co., LLC provided financial advice to the Company’s Board of Directors in relation to the transaction.

About Western Union

The Western Union Company (NYSE: WU) is a leader in global payment services. Together with its Vigo, Orlandi Valuta, Pago Facil and Western Union Business Solutions branded payment services, Western Union provides consumers and businesses with fast, reliable and convenient ways to send and receive money around the world, to send payments and to purchase money orders. The Western Union, Vigo and Orlandi Valuta branded services are offered through a combined network of approximately 455,000 agent locations in 200 countries and territories. In 2010, The Western Union Company completed 214 million consumer-to-consumer transactions worldwide, moving $76 billion of principal between consumers, and 405 million business payments. For more information, visit www.westernunion.com.

About Travelex Global Business Payments

Travelex Global Business Payments is part of Travelex Holdings Limited, one of the world’s leading foreign exchange specialists.

Travelex Global Business Payments conducts business payments annually for 35,000 customers in 14 countries. The company provides payments services to a variety of business clients, including over 500 financial institutions.

Founded in 1976, Travelex Holdings Limited has grown to become the world’s leading specialist provider of foreign exchange and international business payments. The Group processes £20 billion of foreign exchange transactions every year. The Group’s consumer focused operations provide cash and pre-paid cards to over 30 million retail customers each year through a network of close to 1,000 stores and over 500 ATMs spread across 24 countries. For the year ended December 31, 2010, Travelex Holdings Limited reported revenues of £739.7m and EBITDA of £130.6m.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “believes,” “estimates,” “guides,” “provides guidance,” “provides outlook” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Readers of this press release by The Western Union Company (the “Company,” “Western Union,” “we,” “our” or “us”) should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the Risk Factors section and throughout the Annual Report on Form 10-K for the year ended December 31, 2010. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement. Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: changes in immigration laws, patterns and other factors related to migrants; our ability to adapt technology in response to changing industry and consumer needs or trends; our failure to develop and introduce new products, services and enhancements, and gain market acceptance of such products; the failure by us, our agents or subagents to comply with our business and technology standards and contract requirements or applicable laws and regulations, especially laws designed to prevent money laundering, terrorist financing and anti-competitive behavior, and/or changing regulatory or enforcement interpretations of those laws; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules promulgated there-under; changes in United States or foreign laws, rules and regulations including the Internal Revenue Code, and governmental or judicial interpretations thereof; changes in general economic conditions and economic conditions in the regions and industries in which we operate; political conditions and related actions in the United States and abroad which may adversely affect our businesses and economic conditions as a whole; interruptions of United States government relations with countries in which we have or are implementing material agent contracts; changes in, and failure to manage effectively exposure to, foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; our ability to resolve tax matters with the Internal Revenue Service and other tax authorities consistent with our reserves; failure to comply with the settlement agreement with the State of Arizona; liabilities and unanticipated developments resulting from litigation and regulatory investigations and similar matters, including costs, expenses, settlements and judgments; mergers, acquisitions and integration of acquired businesses and technologies into our Company, and the realization of anticipated financial benefits from these acquisitions; failure to maintain sufficient amounts or types of regulatory capital to meet the changing requirements of our regulators worldwide; deterioration in consumers’ and clients’ confidence in our business, or in money transfer providers generally; failure to manage credit and fraud risks presented by our agents, clients and consumers or non-performance by our banks, lenders, other financial services providers or insurers; any material breach of security of or interruptions in any of our systems; our ability to attract and retain qualified key employees and to manage our workforce successfully; our ability to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; failure to implement agent contracts according to schedule; adverse rating actions by credit rating agencies; failure to compete effectively in the money transfer industry with respect to global and niche or corridor money transfer providers, banks and other money transfer services providers, including telecommunications providers, card associations, card-based payment providers and electronic and internet providers; our ability to protect our brands and our other intellectual property rights; our failure to manage the potential both for patent protection and patent liability in the context of a rapidly developing legal framework for intellectual property protection; cessation of various services provided to us by third-party vendors; adverse movements and volatility in capital markets and other events which affect our liquidity, the liquidity of our agents or clients, or the value of, or our ability to recover our investments or amounts payable to us; decisions to downsize, sell or close units, or to transition operating activities from one location to another or to third parties, particularly transitions from the United States to other countries; changes in industry standards affecting our business; changes in accounting standards, rules and interpretations; significantly slower growth or declines in the money transfer market and other markets in which we operate; adverse consequences from our spin-off from First Data Corporation; decisions to change our business mix; catastrophic events; and management’s ability to identify and manage these and other risks.